Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 20, 2021	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong 3Q revenue growth momentum

Accelerated 5G adoption drives 3Q performance

3Q 2021 highlights
Consolidated:
•$1.55 in earnings per share (EPS), compared with $1.05 in third-quarter 2020; adjusted EPS*, excluding special items, of $1.41, compared with $1.25 in third-quarter 2020.
•Operating revenue of $32.9 billion, up 4.3 percent from third-quarter 2020. This includes two months of Verizon Media revenue of approximately $1.4 billion on a segment basis. Excluding Verizon Media*, operating revenues increased 5.5 percent.
•Net income of $6.6 billion, an increase of 45.5 percent from third-quarter 2020, and adjusted EBITDA* of $12.3 billion, an increase of 3.3 percent from third-quarter 2020.
•129,000 total broadband net additions, defined as wireline and fixed wireless.

Total Wireless:
•Total wireless service revenue of $17.1 billion, a 3.9 percent increase year over year, driven by higher access revenue, volume growth and products.
•Total retail postpaid churn of 0.94 percent, and retail postpaid phone churn of 0.74 percent.
•699,000 retail postpaid net additions, including 429,000 phone net additions, resulting in 122.0 million total retail connections. Phone net additions increased 51.6 percent year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported third-quarter earnings today highlighted by revenue and customer growth as more than one in four Consumer wireless phone customers now have a 5G-capable device.
"We had a strong third quarter, delivering on our strategy and growing in multiple areas," said Verizon Chairman and CEO Hans Vestberg. "Our disciplined strategy execution demonstrated growth in 5G adoption, broadband subscribers and business applications. We are increasing our 2021 guidance, and we continue to expand our 4G LTE and 5G network leadership. We fully expect to have a strong finish to the year as we accelerate deployment of 5G to our customers across the country."
For third-quarter 2021, Verizon reported EPS of $1.55, compared with $1.05 in third-quarter 2020, a 47.6 percent increase year over year. On an adjusted basis*, third-quarter 2021 EPS, excluding special items, was $1.41, compared with adjusted EPS of $1.25 in third-quarter 2020, a 12.8 percent increase year over year.
Third-quarter 2021 EPS included a net pre-tax gain on the sale of Verizon Media to Apollo funds of $706 million, and a net pre-tax charge of approximately $247 million, which included a net charge of $144 million related to a mark-to-market adjustment for pension liabilities, and $103 million related to a severance charge for voluntary separations under existing plans. Third-quarter 2021 results also included two months of Verizon Media, as the sale closed on September 1.
“Verizon reported another quarter of strong financial and operating performance,” said Verizon Chief Financial Officer Matt Ellis. "We are seeing strong demand for connectivity across our Consumer and Business segments as our Mix and Match and Business Unlimited value propositions, network quality and unique partnerships are resonating with both new and existing customers. We grew revenue in the quarter, achieved solid cash flow, completed the sale of Verizon Media and increased the dividend for a 15th consecutive year."
Consolidated results
•Total consolidated operating revenues in third-quarter 2021 were $32.9 billion, up 4.3 percent from third-quarter 2020. These results included two months of Verizon Media revenue of approximately $1.4 billion on a segment basis. Excluding Verizon Media*, total consolidated operating revenues increased 5.5 percent.
•Year-to-date cash flow from operations totaled $31.2 billion, a decrease from $32.5 billion year over year. This decrease was primarily driven by lower cash taxes from a one-time benefit in 2020, as well as higher working capital requirements in 2021 due to greater volumes.

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•Capital expenditures year-to-date were $13.9 billion. Capital expenditures continue to support the growth in traffic on the company's 4G LTE network and the continued expansion of the company's 5G Ultra Wideband and 5G Nationwide networks. Capital expenditures related to C-Band were more than $1 billion year-to-date.
•The company ended third-quarter 2021 with free cash flow* of $17.3 billion.
•Verizon's unsecured debt balance increased year over year by $36.1 billion to $141.6 billion at the end of third-quarter 2021, remaining relatively flat sequentially from the end of second-quarter 2021. The company’s net unsecured debt* as of the end of third-quarter 2021 increased by $35.1 billion year over year to $131.6 billion, but improved by $5.2 billion sequentially from the end of second-quarter 2021, with its net unsecured debt to adjusted EBITDA ratio* at approximately 2.7 times. Verizon's cash balance of $9.9 billion at the end of third-quarter 2021 included the proceeds associated with the company's sale of Verizon Media.
Consumer results
•Consumer built momentum throughout third-quarter 2021 highlighted by its Mix and Match pricing and unique partnerships. Consumer continued to expand its leadership in 5G adoption, ending third-quarter 2021 with more than 25 percent of wireless phone customers having 5G-capable devices.
•Total Verizon Consumer revenues were $23.3 billion, an increase of 7.3 percent year over year. This increase was primarily driven by strong demand for connectivity and products.
•Consumer wireless service revenues were $14.0 billion in third-quarter 2021, a 4.0 percent increase year over year. Consumer grew phone net additions and continued to execute on its unlimited and premium unlimited migration strategy.
•Consumer wireless retail postpaid churn was 0.84 percent in third-quarter 2021, and wireless retail postpaid phone churn was 0.67 percent.
•In third-quarter 2021, Consumer reported 423,000 wireless retail postpaid net additions. This consisted of 267,000 phone net additions and 223,000 other connected device net additions, offset by 67,000 tablet net losses. Consumer's phone net additions in third-quarter 2021 were more than Consumer's phone net additions in both third-quarter 2020 and third-quarter 2019.
•The quality and reliability of the company's Fios service continued to drive strong demand as Consumer reported 98,000 Fios Internet net additions in third-quarter 2021. Consumer Fios revenues were $2.9 billion in third-quarter 2021, an increase of 4.3 percent year over year. Consumer reported 68,000 Fios Video net losses in third-quarter 2021.
•In third-quarter 2021, Consumer segment operating income was $7.6 billion, an increase of 2.1 percent year over year, and segment operating income margin was 32.5 percent, a decrease from 34.2 percent in third-quarter 2020. Segment EBITDA* totaled $10.5 billion in third-quarter 2021, an increase of 2.0 percent from third-quarter 2020, driven by high-quality service and other revenue gains from multiple growth vectors. Segment EBITDA margin* was 45.0 percent in third-quarter 2021, a decrease from 47.4 percent in third-quarter 2020.
Business results
•In third-quarter 2021, Business continued to see strong demand for wireless services across multiple verticals. Strong Small and Medium Business momentum, the best performing quarter year-to-date for wireless subscriber growth in Global Enterprise and an increase in activity with enterprises in the private wireless and MEC space led the quarter.

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•Total Verizon Business revenues were $7.7 billion, down 0.8 percent year over year. Wireless revenue growth continues to offset ongoing legacy wireline declines.
•Business wireless service revenues were $3.1 billion in third-quarter 2021, a 3.6 percent increase year over year.
•Business wireless retail postpaid churn was 1.29 percent in third-quarter 2021, and wireless retail postpaid phone churn was 1.04 percent.
•Business reported 276,000 wireless retail postpaid net additions in third-quarter 2021, including 162,000 phone net additions.
•In third-quarter 2021, Business segment operating income was $886 million, a decrease of 4.0 percent year over year, and segment operating income margin was 11.5 percent, a decrease from 11.9 percent in third-quarter 2020. Segment EBITDA* totaled $1.9 billion in third-quarter 2021, a decrease of 2.4 percent from third-quarter 2020. Segment EBITDA margin* was 24.8 percent, a decrease from 25.2 percent in third-quarter 2020, driven by wireline pressure.
Outlook and guidance
Verizon is updating financial guidance for full-year 2021.
•The company now expects total wireless service revenue growth of around 4 percent. This update is at the higher end of the prior guidance of 3.5 percent to 4 percent.
•The company now expects adjusted EPS* of $5.35 to $5.40, an update from prior guidance of $5.25 to $5.35.
Additionally, Verizon continues to expect the following results for full-year 2021:
•Adjusted effective income tax rate* in the range of 23 percent to 25 percent.
•Capital spending to be in the range of $17.5 billion to $18.5 billion, including the further expansion of 5G mmWave in new and existing markets, the densification of the 4G LTE wireless network to manage future traffic demands and the continued deployment of the company's fiber infrastructure. The company notes that its assumption for this guidance is dependent upon no material changes in the current state of the company's supply chain. Expenditures related to the deployment of the company's C-Band 5G network will be in addition to this amount, and the company previously announced an incremental $10 billion of capital expenditures from 2021 to 2023, of which $2 billion to $3 billion is expected in 2021.

*Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $128.3 billion in 2020. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “forecasts,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the COVID-19 pandemic on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of the COVID-19 pandemic; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Operating Revenues
Service revenues and other	$27,565	$27,431	0.5	$83,709	$81,604	2.6
Wireless equipment revenues	5,350	4,112	30.1	15,837	11,996	32.0
Total Operating Revenues	32,915	31,543	4.3	99,546	93,600	6.4

Operating Expenses
Cost of services	7,855	7,955	(1.3)	24,199	23,348	3.6
Cost of wireless equipment	5,673	4,379	29.6	17,106	13,031	31.3
Selling, general and administrative expense	6,521	7,339	(11.1)	21,246	23,080	(7.9)
Depreciation and amortization expense	3,961	4,192	(5.5)	12,155	12,523	(2.9)
Total Operating Expenses	24,010	23,865	0.6	74,706	71,982	3.8

Operating Income	8,905	7,678	16.0	24,840	21,618	14.9
Equity in earnings (losses) of unconsolidated businesses	1	(9)	*	10	(34)	*
Other income (expense), net	269	(774)	*	1,172	(703)	*
Interest expense	(801)	(1,044)	(23.3)	(2,746)	(3,167)	(13.3)
Income Before Provision For Income Taxes	8,374	5,851	43.1	23,276	17,714	31.4
Provision for income taxes	(1,820)	(1,347)	35.1	(5,395)	(4,084)	32.1
Net Income	$6,554	$4,504	45.5	$17,881	$13,630	31.2

Net income attributable to noncontrolling interests	$147	$147	—	$429	$417	2.9
Net income attributable to Verizon	6,407	4,357	47.1	17,452	13,213	32.1
Net Income	$6,554	$4,504	45.5	$17,881	$13,630	31.2

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.55	$1.05	47.6	$4.21	$3.19	32.0
Weighted-average shares outstanding (in millions)	4,142	4,140		4,141	4,139

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.55	$1.05	47.6	$4.21	$3.19	32.0
Weighted-average shares outstanding (in millions)	4,144	4,142		4,143	4,141
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/21	12/31/20	$ Change

Assets
Current assets
Cash and cash equivalents	$9,936	$22,171	$(12,235)
Accounts receivable	23,165	25,169	(2,004)
Less Allowance for credit losses	970	1,252	(282)
Accounts receivable, net	22,195	23,917	(1,722)
Inventories	2,303	1,796	507
Prepaid expenses and other	5,843	6,710	(867)
Total current assets	40,277	54,594	(14,317)

Property, plant and equipment	287,421	279,737	7,684
Less Accumulated depreciation	191,665	184,904	6,761
Property, plant and equipment, net	95,756	94,833	923
Investments in unconsolidated businesses	1,100	589	511
Wireless licenses	145,767	96,097	49,670
Deposits for wireless licenses	—	2,772	(2,772)
Goodwill	24,887	24,773	114
Other intangible assets, net	7,022	9,413	(2,391)
Operating lease right-of-use assets	27,969	22,531	5,438
Other assets	10,679	10,879	(200)
Total assets	$353,457	$316,481	$36,976

Liabilities and Equity
Current liabilities
Debt maturing within one year	$7,623	$5,889	$1,734
Accounts payable and accrued liabilities	20,153	20,658	(505)
Current operating lease liabilities	3,606	3,485	121
Other current liabilities	9,976	9,628	348
Total current liabilities	41,358	39,660	1,698

Long-term debt	143,352	123,173	20,179
Employee benefit obligations	16,516	18,657	(2,141)
Deferred income taxes	38,481	35,711	2,770
Non-current operating lease liabilities	23,507	18,000	5,507
Other liabilities	11,754	12,008	(254)
Total long-term liabilities	233,610	207,549	26,061

Equity
Common stock	429	429	—
Additional paid in capital	13,402	13,404	(2)
Retained earnings	70,062	60,464	9,598
Accumulated other comprehensive loss	(709)	(71)	(638)
Common stock in treasury, at cost	(6,630)	(6,719)	89
Deferred compensation – employee stock ownership plans and other	490	335	155
Noncontrolling interests	1,445	1,430	15
Total equity	78,489	69,272	9,217
Total liabilities and equity	$353,457	$316,481	$36,976
Footnotes:

Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/21	12/31/20

Total debt	$150,975	$129,062
Net unsecured debt	$131,614	$96,287
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.7x	2.0x
Common shares outstanding end of period (in millions)	4,140	4,138
Total employees (‘000)	118.5	132.2
Quarterly cash dividends declared per common share	$0.6400	$0.6275
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	$ Change

Cash Flows from Operating Activities
Net Income	$17,881	$13,630	$4,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,155	12,523	(368)
Employee retirement benefits	(1,928)	867	(2,795)
Deferred income taxes	2,970	530	2,440
Provision for expected credit losses	604	1,100	(496)
Equity in losses of unconsolidated businesses, net of dividends received	32	67	(35)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	603	1,345	(742)
Other, net	(1,155)	2,410	(3,565)
Net cash provided by operating activities	31,162	32,472	(1,310)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(13,861)	(14,168)	307
Acquisitions of businesses, net of cash acquired	(459)	(507)	48
Acquisitions of wireless licenses	(47,027)	(3,757)	(43,270)
Proceeds from disposition of business	4,122	—	4,122
Other, net	207	(37)	244
Net cash used in investing activities	(57,018)	(18,469)	(38,549)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	32,482	12,387	20,095
Proceeds from asset-backed long-term borrowings	2,695	4,439	(1,744)
Repayments of long-term borrowings and finance lease obligations	(7,904)	(8,853)	949
Repayments of asset-backed long-term borrowings	(3,887)	(6,726)	2,839
Dividends paid	(7,797)	(7,636)	(161)
Other, net	(2,120)	(1,348)	(772)
Net cash provided by (used in) financing activities	13,469	(7,737)	21,206

Increase (decrease) in cash, cash equivalents and restricted cash	(12,387)	6,266	(18,653)
Cash, cash equivalents and restricted cash, beginning of period	23,498	3,917	19,581
Cash, cash equivalents and restricted cash, end of period	$11,111	$10,183	$928
Footnotes:

Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Operating Revenues
Service	$16,891	$16,255	3.9	$50,169	$48,496	3.4
Wireless equipment	4,530	3,403	33.1	13,461	9,989	34.8
Other	1,907	2,078	(8.2)	5,973	6,129	(2.5)
Total Operating Revenues	23,328	21,736	7.3	69,603	64,614	7.7

Operating Expenses
Cost of services	4,149	3,971	4.5	12,330	11,786	4.6
Cost of wireless equipment	4,611	3,411	35.2	13,857	10,161	36.4
Selling, general and administrative expense	4,060	4,055	0.1	12,131	12,353	(1.8)
Depreciation and amortization expense	2,918	2,862	2.0	8,679	8,531	1.7
Total Operating Expenses	15,738	14,299	10.1	46,997	42,831	9.7

Operating Income	$7,590	$7,437	2.1	$22,606	$21,783	3.8
Operating Income Margin	32.5%	34.2%		32.5%	33.7%

Segment EBITDA	$10,508	$10,299	2.0	$31,285	$30,314	3.2
Segment EBITDA Margin	45.0%	47.4%		44.9%	46.9%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/21	9/30/20	% Change

Connections (‘000):
Wireless retail postpaid connections				90,916	90,026	1.0
Wireless retail prepaid connections				4,072	4,075	(0.1)
Total wireless retail connections				94,988	94,101	0.9

Fios video connections				3,642	3,926	(7.2)
Fios internet connections				6,490	6,110	6.2
Fios digital voice residence connections				3,094	3,384	(8.6)
Fios digital connections				13,226	13,420	(1.4)
Wireline broadband connections				6,858	6,581	4.2

Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,701	2,304	17.2	7,600	6,451	17.8

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	423	136	*	447	(317)	*
Wireless retail prepaid (1)	(4)	77	*	33	5	*
Total wireless retail (1)	419	213	96.7	480	(312)	*

Wireless retail postpaid phones (1)	267	142	88.0	239	(68)	*

Fios video	(68)	(61)	(11.5)	(212)	(226)	6.2
Fios internet	98	139	(29.5)	288	208	38.5
Fios digital voice residence	(71)	(72)	1.4	(212)	(236)	10.2
Fios digital	(41)	6	*	(136)	(254)	46.5
Wireline broadband (1)	75	113	(33.6)	211	131	61.1

Churn Rate:
Wireless retail postpaid	0.84%	0.80%		0.88%	0.84%
Wireless retail postpaid phones	0.67%	0.63%		0.69%	0.64%
Wireless retail	0.98%	0.95%		1.02%	1.00%

Revenue Statistics (in millions):
Wireless service revenue	$13,982	$13,442	4.0	$41,460	$40,005	3.6
Fios revenues	$2,893	$2,773	4.3	$8,648	$8,326	3.9

Verizon Communications Inc.

Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$123.04	$118.52	3.8	$121.71	$117.80	3.3
Wireless retail postpaid upgrade rate	4.7%	4.2%
Wireless retail postpaid accounts (‘000) (3)				33,640	33,712	(0.2)
Wireless retail postpaid connections per account (3)				2.70	2.67	1.1
Total wireless internet postpaid base (3)				16.2%	15.9%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Operating Revenues
Small and Medium Business	$2,937	$2,742	7.1	$8,662	$8,147	6.3
Global Enterprise	2,552	2,595	(1.7)	7,694	7,815	(1.5)
Public Sector and Other	1,547	1,639	(5.6)	4,807	4,636	3.7
Wholesale	653	773	(15.5)	2,069	2,314	(10.6)
Total Operating Revenues	7,689	7,749	(0.8)	23,232	22,912	1.4

Operating Expenses
Cost of services	2,647	2,739	(3.4)	8,066	7,969	1.2
Cost of wireless equipment	1,061	968	9.6	3,248	2,870	13.2
Selling, general and administrative expense	2,077	2,092	(0.7)	6,231	6,195	0.6
Depreciation and amortization expense	1,018	1,027	(0.9)	3,046	3,055	(0.3)
Total Operating Expenses	6,803	6,826	(0.3)	20,591	20,089	2.5

Operating Income	$886	$923	(4.0)	$2,641	$2,823	(6.4)
Operating Income Margin	11.5%	11.9%		11.4%	12.3%

Segment EBITDA	$1,904	$1,950	(2.4)	$5,687	$5,878	(3.2)
Segment EBITDA Margin	24.8%	25.2%		24.5%	25.7%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/21	9/30/20	% Change

Connections (‘000):
Wireless retail postpaid connections				26,998	26,223	3.0

Fios video connections				72	74	(2.7)
Fios internet connections				352	332	6.0
Fios digital connections				424	406	4.4
Wireline broadband connections				479	488	(1.8)

Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,314	1,345	(2.3)	3,675	3,957	(7.1)

Net Additions Detail (‘000):
Wireless retail postpaid (1)	276	417	(33.8)	610	1,172	(48.0)
Wireless retail postpaid phones (1)	162	141	14.9	287	456	(37.1)

Fios video	—	(1)	100.0	(1)	(3)	66.7
Fios internet	6	5	20.0	17	6	*
Fios digital	6	4	50.0	16	3	*
Wireline broadband (1)	(1)	(3)	66.7	(3)	(18)	83.3

Churn Rate:
Wireless retail postpaid	1.29%	1.19%		1.28%	1.20%
Wireless retail postpaid phones	1.04%	0.96%		1.04%	0.96%

Revenue Statistics (in millions):
Wireless service revenue	$3,097	$2,990	3.6	$9,247	$8,732	5.9
Fios revenues	$287	$263	9.1	$844	$785	7.5

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.2%	3.3%
Total wireless internet postpaid base (2)				34.7%	34.3%
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				9/30/21	9/30/20	% Change

Connections (‘000)
Retail postpaid				117,914	116,249	1.4
Retail prepaid				4,072	4,075	(0.1)
Total retail				121,986	120,324	1.4

Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	% Change	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	429	283	51.6	526	388	35.6
Retail postpaid	699	553	26.4	1,057	855	23.6
Retail prepaid	(4)	77	*	33	5	*
Total retail	695	630	10.3	1,090	860	26.7

Account Statistics
Retail postpaid accounts (‘000) (2)				35,285	35,279	*
Retail postpaid connections per account (2)				3.34	3.30	1.2
Retail postpaid ARPA (3)	$143.87	$139.24	3.3	$142.61	$138.01	3.3

Churn Detail
Retail postpaid phone	0.74%	0.69%		0.76%	0.70%
Retail postpaid	0.94%	0.89%		0.97%	0.92%
Retail	1.05%	1.01%		1.08%	1.05%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)				20.4%	20.0%
Upgrade rate	4.3%	4.0%

Revenue Statistics (in millions) (4)
Wireless service	$17,079	$16,432	3.9	$50,707	$48,737	4.0
Wireless equipment	5,350	4,112	30.1	15,837	11,996	32.0
Wireless other	1,929	2,096	(8.0)	6,015	6,214	(3.2)
Total Wireless	$24,358	$22,640	7.6	$72,559	$66,947	8.4
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated Operating Revenues Excluding Divested Media Business
(dollars in millions)
	3 Mos. Ended	3 Mos. Ended
Unaudited	9/30/21	9/30/20

Consolidated Operating Revenues	$32,915	$31,543
Less Operating revenues from divested Media business	1,348	1,625
Consolidated Operating Revenues Excluding Divested Media Business	$31,567	$29,918
Year over year change %	5.5%

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 6/30/21	3 Mos. Ended 3/31/21	3 Mos. Ended 12/31/20	3 Mos. Ended 9/30/20	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20

Consolidated Net Income	$6,554	$5,949	$5,378	$4,718	$4,504	$4,839	$4,287
Add/(subtract):
Provision for income taxes	1,820	1,875	1,700	1,535	1,347	1,348	1,389
Interest expense (1)	801	844	1,101	1,080	1,044	1,089	1,034
Depreciation and amortization expense	3,961	4,020	4,174	4,197	4,192	4,181	4,150
Consolidated EBITDA	$13,136	$12,688	$12,353	$11,530	$11,087	$11,457	$10,860

Add/(subtract):
Other (income) expense, net (2)	$(269)	$(502)	$(401)	$(164)	$774	$72	$(143)
Equity in losses (earnings) of unconsolidated businesses	(1)	(1)	(8)	11	9	13	12
Severance charges	103	—	—	221	—	—	—
Loss on spectrum licenses	—	—	223	—	—	—	1,195
Net (gain) loss from disposition of business	(706)	—	—	126	—	—	—
	(873)	(503)	(186)	194	783	85	1,064
Consolidated Adjusted EBITDA	$12,263	$12,185	$12,167	$11,724	$11,870	$11,542	$11,924
(1)    Includes Early debt redemption costs, where applicable.
(2)    Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	9/30/21	6/30/21	12/31/20	9/30/20

Debt maturing within one year	$7,623	$7,023	$5,889	$5,770
Long-term debt	143,352	144,894	123,173	109,790
Total Debt	150,975	151,917	129,062	115,560
Less Secured debt	9,425	10,315	10,604	10,092
Unsecured Debt	141,550	141,602	118,458	105,468
Less Cash and cash equivalents(1)	9,936	4,757	22,171	8,983
Net Unsecured Debt	$131,614	$136,845	$96,287	$96,485
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.7x		2.0x
Unsecured Debt - Quarter over quarter change	$(52)
Unsecured Debt - Year over year change	$36,082
Net Unsecured Debt - Quarter over quarter change	$(5,231)
Net Unsecured Debt - Year over year change	$35,129
(1)    Includes Cash and cash equivalents held for sale, where applicable.

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/21				3 Mos. Ended 9/30/20
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.55				$1.05
Severance, pension and benefits charges	$247	$(63)	$184	0.04	$1,092	$(279)	$813	0.20
Net gain from sale of Media	(706)	(30)	(736)	(0.18)	—	—	—	—
	$(459)	$(93)	$(552)	$(0.13)	$1,092	$(279)	$813	$0.20
Adjusted EPS				$1.41				$1.25
Year over year change %				12.8%
Note: Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20

Net Cash Provided by Operating Activities	$31,162	$32,472
Capital expenditures (including capitalized software)	(13,861)	(14,168)
Free Cash Flow	$17,301	$18,304

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	9 Mos. Ended 9/30/21	9 Mos. Ended 9/30/20

Operating Income	$7,590	$7,437	$22,606	$21,783
Add Depreciation and amortization expense	2,918	2,862	8,679	8,531
Segment EBITDA	$10,508	$10,299	$31,285	$30,314
Year over year change %	2.0%		3.2%

Total operating revenues	$23,328	$21,736	$69,603	$64,614
Operating Income Margin	32.5%	34.2%	32.5%	33.7%
Segment EBITDA Margin	45.0%	47.4%	44.9%	46.9%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/21	3 Mos. Ended 9/30/20	9 Mos. Ended 9/30/2021	9 Mos. Ended 9/30/2020

Operating Income	$886	$923	$2,641	$2,823
Add Depreciation and amortization expense	1,018	1,027	3,046	3,055
Segment EBITDA	$1,904	$1,950	$5,687	$5,878
Year over year change %	(2.4)%		(3.2)%

Total operating revenues	$7,689	$7,749	$23,232	$22,912
Operating Income Margin	11.5%	11.9%	11.4%	12.3%
Segment EBITDA Margin	24.8%	25.2%	24.5%	25.7%